UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 November 25, 2019

 Date of Report (Date of earliest event reported)

Friendable, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1821 S Bascom Ave., Suite 353, Campbell, California 95008

 (Address of principal executive offices) (Zip Code)

(855) 473-7473

 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 26, 2019, Friendable, Inc. and Fan Pass Inc, (together, the “Company”) entered into an amendment (the “Amendment”) to the March 26, 2019 Debt Restructuring Agreement (the “Agreement”) with Robert A. Rositano Jr. (“Robert Rositano”), Dean Rositano (“Dean Rositano”), Frank Garcia (“Garcia”), Checkmate Mobile, Inc. (“Checkmate”), Alpha Capital Anstalt (“Alpha”), Coventry Enterprises, LLC (“Coventry”), Palladium Capital Advisors, LLC (“Palladium”), EMA Financial, LLC (“EMA”), Michael Finkelstein (“Finkelstein”), and Barbara R. Mittman (“Mittman”), each being a debt holder of the Company.

The Amendment clarified the date upon which debt holders may each reset the conversion price by fixing the reset dates as March 4, 2020 and July 2, 2020.

Item 3.02 Unregistered Sales of Equity Securities.

On December 11, 2019, the Company sold 58,300 shares of its Series C Preferred Stock pursuant to a subscription agreement for a total purchase price of $53,000. A description of the Series C Preferred Stock is contained in Item 5.03 below and the Designation of the Series C Preferred Stock is filed herewith as Exhibit 4.2.

The shares were sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act of 1933 and Rule 506 of Regulation D.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 25, 2019 the Company filed a Designation of Series C Preferred Stock with the state of Nevada, authorizing 1,000,000 shares of the Series C Preferred Stock.

The Series C Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends with the Company's common stock, par value 0.0001 per share ("Common Stock")(the Series C Preferred Stock will convert into common stock immediately upon liquidation and be pari passu with the common stock in the event of litigation), and (b) junior with respect to dividends and right of liquidation to all existing and future indebtedness of the Company.

The Series C Preferred Stock does not have any voting rights.

Each share of Series C Preferred Stock will carry an annual dividend in the amount of eight percent (8%) of the Stated Value of $1.00 (the "Divided Rate"), which shall be cumulative and compounded daily, payable solely upon redemption, liquidation or conversion.

The Company has the right until 180 days after issuance, at the Company's option, to redeem all or any portion of the shares of Series C Preferred Stock, exercisable on not more than three (3) Trading Days (as defined herein) prior written notice to the Holders, in full. However, the Company will be required to redeem the Series C Shares 24 months after issuance.

The Holder shall have the right from time to time, and at any time during the period beginning on the date which is six (6) months following the Issuance Date, to convert all or any part of the outstanding Series C Preferred Stock into fully paid and non-assessable shares of Common Stock, subject to certain exclusions stated with in the designation. The Conversion Price is equal to 71% multiplied by the average of the two (2) lowest Trading Prices (as defined here) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

The forgoing description is qualified in its entirety by reference to the Designation of the Series C Preferred Stock filed herewith as Exhibit 4.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
4.2	Designation of Series C Preferred Stock
10.1	Amendment to Debt Restructure Agreement
10.2	Stock Purchase Agreement Series C Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friendable, Inc.

Date: December 30, 2019	By:	/s/ Robert Rositano Jr.
Robert Rositano
CEO

3